PROSPECTUS SUPPLEMENT
(To Prospectus dated September 3, 1998)

                                     [LOGO]

                                 $2,031,395,000

                        TOYOTA MOTOR CREDIT CORPORATION
                               MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                               -----------------

    Toyota Motor Credit Corporation ("TMCC") may offer from time to time up to $2,031,395,000 aggregate principal amount (except that with respect to Notes sold at a discount to face, the initial offering price will be used, and with respect to Notes issued at a premium to face, the face amount shall be used), or the equivalent thereof in one or more foreign or composite currencies, of its Medium-Term Notes (the "Notes"). Such Notes are in addition to approximately $6,968,605,000 aggregate principal amount of TMCC's Medium-Term Notes that were issued prior to the date of this Prospectus Supplement. Each Note will mature on a Business Day nine months or more from the date of issue, as selected by the purchaser and agreed to by TMCC, and may be subject to redemption by TMCC or repayment at the option of the Holder thereof, in each case, in whole or in part, prior to its Stated Maturity, as set forth therein and specified in a pricing supplement hereto (each, a "Pricing Supplement").

    The interest rate, if any, or the formula for the determination of any such interest rate, applicable to each Note, the formula, if any, for determining the principal amount payable upon maturity of each Note and other variable terms of the Notes as described herein will be established by TMCC at the date of issue of such Note and will be set forth therein and specified in a Pricing Supplement. Interest rates, interest rate and/or principal formulae and such other variable terms are subject to change by TMCC, but no change will affect any Note already issued or as to which an offer to purchase has been accepted by TMCC. Each Note will be issued in fully registered book-entry form (a "Book-Entry Note") or definitive form (a "Definitive Note"), as set forth in the applicable Pricing Supplement, in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement. Each Book-Entry Note will be represented by a global security deposited with or on behalf of The Depository Trust Company (or such other depositary as is identified in an applicable Pricing Supplement) (the "Depositary") and registered in the name of the Depositary or the Depositary's nominee. Interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary (with respect to its participants) and the Depositary's participants (with respect to beneficial owners). See "Description of Notes--Book-Entry Notes."

    FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NOTES, SEE "RISK FACTORS" STARTING ON PAGE S-2.
                               -----------------

THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION  OR ANY  STATE SECURITIES  COMMISSION NOR  HAS  THE
      SECURITIES   AND  EXCHANGE   COMMISSION  OR   ANY  STATE  SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
            SUPPLEMENT, THE PROSPECTUS OR ANY SUPPLEMENT HERETO. ANY
                REPRE  SENTATION TO  THE CONTRARY IS A  CRIMINAL
                                    OFFENSE.

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                     PRICE TO                                                            PROCEEDS TO
                                    PUBLIC(1)                 AGENTS' DISCOUNTS AND                       TMCC(2)(4)
                                                                COMMISSIONS(2)(3)
------------------------------------------------------------------------------------------------------------------------------
Per Note...................            100%                       .125% - .750%                       99.875% - 99.250%
---------------------------------------------------------------------------------------------------------------------------------
Total(5)...................       $2,031,395,000             $2,539,244 - $15,235,462          $2,028,855,756 - $2,016,159,538
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Unless otherwise specified in an applicable Pricing Supplement, the Notes will be issued at 100% of their principal amount.
(2) TMCC will pay a commission ranging from .125% to .750% (or, with respect to Notes for which the Stated Maturity is in excess of 30 years, such commission as shall be agreed upon by TMCC and the related Agent at the time of sale) of the principal amount of a Note, depending upon its Stated Maturity, to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Lehman Brothers Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. (each, an "Agent" and collectively, the "Agents") and may sell Notes to an Agent, as principal, for resale to investors and other purchasers at a fixed public offering price or at varying prices related to prevailing market prices at the time of resale, in either case as determined by such Agent.
(3) TMCC has agreed to indemnify the Agents against, and to provide contribution with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution."
(4) Before deducting expenses payable by TMCC estimated at $1,548,500.
(5) Or the equivalent thereof in one or more foreign or composite currencies.
                          ---------------------------

    The Notes are being offered on a continuing basis by TMCC through the Agents, who have agreed to use their reasonable efforts to solicit offers to purchase the Notes. TMCC may also sell Notes to an Agent, as principal, for resale to investors and other purchasers and has reserved the right to sell Notes to or through additional agents and directly to investors on its own behalf. Unless otherwise specified in an applicable Pricing Supplement, the Notes will not be listed on any securities exchange and there can be no assurance that the Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Notes. TMCC reserves the right to cancel or modify the offer made hereby without notice. TMCC or an Agent, if it solicits the offer, may reject any offer to purchase Notes in whole or in part. See "Plan of Distribution."
                          ---------------------------

MERRILL LYNCH & CO.

           GOLDMAN, SACHS & CO.

                      LEHMAN BROTHERS

                                 J.P. MORGAN & CO.

                                            MORGAN STANLEY DEAN WITTER

                                                       SALOMON SMITH BARNEY
                          ---------------------------

          The date of this Prospectus Supplement is September 3, 1998.

                                  RISK FACTORS

    THIS PROSPECTUS SUPPLEMENT DOES NOT DESCRIBE ALL OF THE RISKS OF AN INVESTMENT IN NOTES, WHETHER RESULTING FROM SUCH NOTES BEING DENOMINATED OR PAYABLE IN OR DETERMINED BY REFERENCE TO A CURRENCY OR COMPOSITE CURRENCY OTHER THAN UNITED STATES DOLLARS OR TO ONE OR MORE INTEREST RATES, CURRENCIES OR OTHER INDICES OR FORMULAS, OR OTHERWISE. TMCC AND THE AGENTS DISCLAIM ANY RESPONSIBILITY TO ADVISE PROSPECTIVE INVESTORS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS THEY CHANGE FROM TIME TO TIME. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN SUCH NOTES AND THE SUITABILITY OF INVESTING IN SUCH NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS OR TRANSACTIONS INVOLVING THE APPLICABLE INTEREST RATE OR CURRENCY INDEX OR OTHER INDICES OR FORMULAS. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER, AMONG OTHER FACTORS, THE MATTERS DESCRIBED BELOW. IN ADDITION, ADDITIONAL RISK FACTORS RELATING TO A PARTICULAR ISSUANCE OF NOTES MAY BE DESCRIBED IN THE PRICING SUPPLEMENT RELATING THERETO.

STRUCTURE RISKS

    An investment in Notes with principal or interest determined by reference to one or more interest rates, currencies (including exchange rates and swap indices between currencies or currency units), commodities or other indices, either directly or inversely, entails significant risks not associated with an investment in a conventional fixed or floating rate debt security. Such risks include, without limitation, the possibility that such index or indices may be subject to significant changes, that the resulting interest rate will be less than that payable on a conventional fixed or floating rate debt security issued by TMCC at the same time or that no interest will be payable, that the repayment of principal can occur at times other than that expected by the investor, and that the investor could lose all or a substantial portion of the principal of its Note (whether payable at maturity or upon redemption). Such risks depend on a number of interrelated factors, including financial, economic and political events, over which TMCC has no control. In addition, if the formula used to determine the amount of principal or interest payable with respect to a Note contains a multiple or leverage factor, the effect of any change in such index or indices will be magnified. In recent years, certain interest rates and other indices have been highly volatile and such volatility may be expected to continue in the future. The historical experience of any particular interest rate or other index should not be taken as an indication of future performance of such indices during the term of any Note.

    Any optional redemption feature of the Notes might affect the market value of such Notes. Since TMCC may be expected to redeem the Notes when prevailing interest rates are relatively low, an investor might not be able to reinvest the redemption proceeds at an effective interest rate as high as the interest rate on such Notes.

    The Notes may not have an established trading market when issued. There can be no assurance of a secondary market for the Notes or the continued liquidity of such market if one develops. The secondary market for the Notes will be affected by a number of factors independent of the creditworthiness of TMCC and the value of any applicable index or indices, which may include the complexity and volatility of such index or indices, the method of calculating the principal or any interest to be paid in respect of such Notes, the time remaining to the maturity of such Notes, the outstanding amount of such Notes, any redemption features of such Notes, the amount of other securities linked to such index or indices and the level, direction and volatility of market interest rates generally. Such factors also will affect the market value of the Notes. In addition, certain Notes may be designed for specific investment objectives or strategies and therefore may have a more limited secondary market and experience more price volatility than conventional debt securities. Investors may not be able to sell Notes readily or at prices that will enable investors to realize their anticipated yield. No investor should purchase Notes unless such investor understands and is able to bear the risk that certain Notes may not be readily saleable, that the value of Notes will fluctuate over time and that such fluctuations may be significant. The prices at which Notes issued at a substantial discount from their principal amount payable at maturity trade in the secondary market tend to fluctuate more in relation to general changes in interest rates than do such prices for conventional interest-bearing securities of comparable maturities.

    Investors whose investment activities are subject to legal investment laws and regulations or to review or regulation by certain authorities may be subject to restrictions on investments in certain types of debt securities. Investors should review and consider restrictions prior to investing in the Notes.

ILLIQUIDITY OF NOTES; SECONDARY TRADING IN THE NOTES

    No Note will have an established trading market when issued. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange. Each of the Agents may from time to time purchase and sell Notes in the secondary market, but no Agent is obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, each of the Agents may make a market in the Notes but are not obligated to do so, and any market making may be discontinued at any time. In addition, even if a secondary market develops for any Notes, transaction costs may be high. As a result, the spread between bid and asked prices for Notes may be substantial.

                              DESCRIPTION OF NOTES

    The Notes will be issued as a series of debt securities under an Indenture, dated as of August 1, 1991, as amended by the First Supplemental Indenture, dated as of October 1, 1991 (the "Indenture"), between TMCC, The Chase Manhattan Bank and Bankers Trust Company. Bankers Trust Company will act as trustee with respect to the Notes (the "Trustee"). The following summary of certain provisions of the Notes and of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus are a part. Capitalized terms used but not defined herein have the meanings given to them in the Indenture or the Notes, as the case may be. The term "Debt Securities," as used under this caption, refers to all securities issued and issuable from time to time under the Indenture and includes the Notes. The following description of Notes will apply unless otherwise specified in an applicable Pricing Supplement.

GENERAL

    All Debt Securities, including the Notes, issued and to be issued under the Indenture will be unsecured general obligations of TMCC and will rank PARI PASSU with all other unsecured and unsubordinated indebtedness of TMCC from time to time outstanding. The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and Debt Securities may be issued thereunder from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time authorized by TMCC for each series. Prior to the date of this Prospectus Supplement, TMCC has issued approximately $6,968,605,000 aggregate principal amount of Notes under the Indenture, $980,200,000 of which was outstanding as of September 3, 1998. TMCC may, from time to time, without the consent of the Holders of the Notes, provide for the issuance of Notes or other Debt Securities under the Indenture in addition to the $2,031,395,000 aggregate principal amount of Notes offered hereby and the Notes previously issued.

    The Notes are currently limited to $9,000,000,000 aggregate principal amount (except that with respect to Notes sold at a discount to face, the initial offering price will be used, and with respect to Notes issued at a premium to face, the face amount shall be used) of which approximately $6,968,605,000 aggregate principal amount have previously been issued. The Notes will be offered on a continuing basis and will mature on a day nine months or more from the date of issue, as selected by the purchaser and agreed to by TMCC. Unless otherwise specified in an applicable Pricing Supplement, interest-bearing Notes will bear interest at fixed rates (the "Fixed Rate Notes") or at floating rates (the "Floating Rate Notes"). Notes may be issued at a premium, or at significant discounts from their principal amount payable at Stated Maturity (or on any prior date on which the principal or an installment of principal of a Note becomes due and payable, whether by the declaration of acceleration, call for redemption at the option of TMCC, repayment at the option of the Holder or otherwise) (each such date, a "Maturity"), and some Notes may not bear interest.

    The applicable Pricing Supplement will specify whether a Floating Rate Note is a Regular Floating Rate/Fixed Rate Note or Inverse Floating Rate Note or whether its rate of interest is determined by reference to one or more of the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate (each, an "Interest Rate Basis"), or any other interest rate formula, as adjusted by any Spread and/or Spread Multiplier and will specify such other terms applicable to such Note. See "Description of Notes." Interest on Fixed Rate Notes will accrue from their date of issue and, unless otherwise specified in the applicable Pricing Supplement, will be payable semiannually in arrears on May 15 and November 15 of each year and at Maturity. Unless otherwise specified in an applicable Pricing Supplement, the rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable Pricing Supplement, and interest on each Floating Rate Note will accrue from its date of issue and will be payable in arrears monthly, quarterly, semiannually or annually, as specified in the applicable Pricing Supplement, and at Maturity. Notes may also be issued with original issue discount, and such Notes may or may not currently pay interest.

    Unless otherwise indicated in a Note or in a foreign currency supplement hereto (a "Multi-Currency Supplement") or Indexed Note (as defined below) supplement hereto (an "Indexed Note Supplement"), the Notes will be denominated in United States dollars and payments of principal of, and premium, if any, and interest on, the Notes will be made in United States dollars. If any of the Notes are to be denominated other than in United States dollars or if the principal of, and interest on, the Notes, and any premium provided for in any Note, is to be payable in or by reference to a currency (or in composite currency units or in amounts determined by reference to one or more currencies) other than that in which such Note is denominated, provisions with respect thereto will be set forth in such Note and in the applicable Multi-Currency Supplement or Indexed Note Supplement.

    Interest rates, interest rate and/or principal formulae and other variable terms of the Notes are subject to change by TMCC from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by TMCC.

    Each Note will be issued in fully registered book-entry form (a "Book-Entry Note") or definitive form (a "Definitive Note"), in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement. Book-Entry Notes may be transferred or exchanged only through a participating member of The Depository Trust Company (or such other depositary as is identified in an applicable Pricing Supplement) (the "Depositary"). See "Book-Entry Notes." Registration of transfer of Definitive Notes will be made at the Corporate Trust Office of the Trustee. No service charge will be made by TMCC, the Trustee or the Security Registrar for any such registration of transfer or exchange of Notes, but TMCC may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than exchanges pursuant to the Indenture, not involving any transfer).

    Payments of principal of, and premium and interest, if any, on Book-Entry Notes will be made by TMCC through the Trustee to the Depositary. See "Book-Entry Notes." In the case of Definitive Notes, payment of principal or premium, if any, at the Maturity of each Definitive Note will be made in immediately available funds upon presentation of the Definitive Note at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at such other place as TMCC may designate. Payment of interest due at Maturity will be made to the person to whom payment of the principal of the Definitive Note shall be made. Payment of interest due on Definitive Notes other than at Maturity will be made at the Corporate Trust Office of the Trustee or, at the option of TMCC, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the

Security Register. Notwithstanding the foregoing, a Holder of $10,000,000 or more in aggregate principal amount of Definitive Notes having the same Interest Payment Dates will, at the option of TMCC, be entitled to receive interest payments (other than at Maturity) by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

TRANSACTION AMOUNTS

    Interest rates offered by TMCC with respect to the Notes may differ depending upon the aggregate principal amount of Notes purchased in any single transaction. TMCC expects generally to distinguish, with respect to such offered rates, between purchases which are for less than, and purchases which are equal to or greater than, $250,000. Such different rates may be offered concurrently at any time. TMCC may also concurrently offer Notes having different variable terms (as are described herein or in the applicable Pricing Supplement) to different investors, and such different offers may depend upon whether an offered purchase is for an aggregate principal amount of Notes at least equal to or for an amount less than $250,000.

REDEMPTION

    Unless otherwise specified in an applicable Pricing Supplement, the Notes will not be subject to any sinking fund. If provided in an applicable Pricing Supplement, Notes may be subject to redemption, in whole or in part, prior to their Stated Maturity at the option of TMCC on notice given not more than 60 nor less than 30 days prior to the date of redemption, or through operation of a mandatory or optional sinking fund or analogous provisions. Such Pricing Supplement will set forth the detailed terms of such redemption, including, but not limited to, the date after or on which and the price or prices (including premium, if any) at which such Notes may be redeemed.

    Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to repayment at the option of the Holders.

INTEREST

    GENERAL

    Unless otherwise specified in an applicable Pricing Supplement, each Note will bear interest from the date of issue at the rate per annum or, in the case of a Floating Rate Note, pursuant to the interest rate formula stated therein and in the applicable Pricing Supplement until the principal thereof is paid or made available for payment. Unless otherwise specified in the applicable Pricing Supplement, interest will be payable in arrears on each date specified in the applicable Pricing Supplement on which an installment of interest is due and payable (an "Interest Payment Date") and at Maturity. Unless otherwise specified in an applicable Pricing Supplement, the first payment of interest on any Note originally issued between a Regular Record Date and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date. Unless otherwise specified in an applicable Pricing Supplement, a "Regular Record Date" shall be the fifteenth day (whether or not a Business Day) immediately preceding the related Interest Payment Date.

    FIXED RATE NOTES

    Unless otherwise specified in an applicable Pricing Supplement, each Fixed Rate Note will bear interest from, and including, the date of issue, or the most recent date to which interest has been paid or duly provided for, to, but excluding, the Interest Payment Date or Maturity, as the case may be, at the rate per annum stated on the face thereof until the principal amount thereof is paid or made available for payment. Unless otherwise specified in an applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

    Interest on Fixed Rate Notes will be payable semiannually in arrears on May 15 and November 15 of each year, unless otherwise specified in an applicable Pricing Supplement, and at Maturity. If any Interest Payment Date or the Maturity of a Fixed Rate Note falls on a day that is not a Business Day (as defined below under "Description of Notes--Interest--Floating Rate Notes"), the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

    FLOATING RATE NOTES

    Unless otherwise specified in an applicable Pricing Supplement, Floating Rate Notes will be issued as described below. Each applicable Pricing Supplement will specify certain terms with respect to which such Floating Rate Note is being delivered, including: whether such Floating Rate Note is a "Regular Floating Rate Note" (as defined below), an "Inverse Floating Rate Note" (as defined below) or a "Floating Rate/ Fixed Rate Note" (as defined below); the Interest Rate Basis or Bases, Initial Interest Rate, Interest Reset Dates, Interest Reset Period, Interest Payment Dates, Index Maturity, maximum interest rate and minimum interest rate, if any, and the Spread and/or Spread Multiplier, if any, and if one or more of the specified Interest Rate Bases is LIBOR, the Index Currency and the Designated LIBOR Page, as described below.

    The interest rate borne by the Floating Rate Notes will be determined as follows:

        (i) Unless such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note," an "Inverse Floating Rate Note" or as having an Addendum attached which specifies different or additional interest payment terms, such Floating Rate Note will be designated as a "Regular Floating Rate Note" and, except as described below or in an applicable Pricing Supplement, bear interest at the rate determined by reference to the applicable Interest Rate Basis (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Regular Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate.

        (ii) If such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note," then, except as described below or in an applicable Pricing
    Supplement, such Floating Rate Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (x) the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate; and (y) unless otherwise specified in the applicable Pricing Supplement, the interest rate in effect commencing on, and including, the Fixed Rate Commencement Date to Maturity shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement, or if no such Fixed Interest Rate is so specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

       (iii) If such Floating Rate Note is designated as an "Inverse Floating Rate Note," then, except as described below or in an applicable Pricing Supplement, such Floating Rate Note will bear interest equal to the Fixed Interest Rate specified in the related Pricing Supplement minus the rate determined by reference to the Interest Rate Basis (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any; provided, however, that the interest rate thereon will not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note is payable shall be reset as of each Interest Reset Date;

    provided, however, that the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate.

    Notwithstanding the foregoing, if such Floating Rate Note is designated as having an Addendum attached as specified on the face thereof which Addendum specifies different or additional interest payment terms, such Floating Rate Note shall bear interest in accordance with the terms described in such Addendum and the applicable Pricing Supplement.

    Unless otherwise provided in the applicable Pricing Supplement, each Interest Rate Basis shall be the rate determined in accordance with the applicable provisions below. Except as set forth above or in an applicable Pricing Supplement, the interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined on the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined on the Interest Determination Date immediately preceding the next preceding Interest Reset Date.

    Interest on Floating Rate Notes will be determined by reference to an "Interest Rate Basis," which may be one or more of (i) the "CD Rate," (ii) the "CMT Rate," (iii) the "Commercial Paper Rate," (iv) the "Eleventh District Cost of Funds Rate," (v) the "Federal Funds Rate," (vi) "LIBOR," (vii) the "Prime Rate," (viii) the "Treasury Rate," or (ix) such other Interest Rate Basis or interest rate formula as may be set forth in the applicable Pricing Supplement; provided, however, that with respect to a Floating Rate/Fixed Rate Note, the interest rate commencing on the Fixed Rate Commencement Date and continuing, unless otherwise specified in the applicable Pricing Supplement, until Maturity shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement, or if no such Fixed Interest Rate is so specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date. In addition, a Floating Rate Note may bear interest in respect of the lowest of two or more Interest Rate Bases.

    The "Spread" is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to such Floating Rate Note. The "Spread Multiplier" is the percentage of the related Interest Rate Basis or Bases applicable to such Floating Rate Note by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate on such Floating Rate Note. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the Interest Rate Basis or Bases will be calculated. The Spread, Spread Multiplier, Index Maturity and other variable terms of the Floating Rate Notes are subject to change by TMCC from time to time, but no such change will affect any Floating Rate Note previously issued or as to which an offer has been accepted by TMCC.

    Each applicable Pricing Supplement will specify whether the rate of interest on the related Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually, annually or such other specified period (each, an "Interest Reset Period") and the dates on which such Interest Rate will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes which reset: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Notes which will reset the Tuesday of each week, except as specified below); (iii) monthly, the third Wednesday of each month (with the exception of Eleventh District Cost of Funds Rate Notes, all of which reset monthly, which will reset on the first calendar day of the month); (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable Pricing Supplement; and (vi) annually, the third Wednesday of the month specified in the applicable Pricing Supplement; provided however, that, with respect to Floating Rate/Fixed Rate Notes, the fixed rate of interest in effect for the period from the Fixed Rate Commencement Date until Maturity shall be the Fixed Interest Rate or the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date, as specified in the applicable Pricing Supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day. As used herein, "Business Day" means, unless otherwise specified in the applicable Pricing Supplement, any day other than a Saturday or Sunday or any other day on which banks in the City of New York are generally authorized or obligated by law or executive order to close and, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, is also a London Business Day. As used herein, "London Business Day" means a day on which dealings in the Index Currency (as hereinafter defined) are transacted in the London interbank market.

    A Floating Rate Note may also have either or both of the following: (i) a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum numerical limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

    Each Floating Rate Note will bear interest from the date of issue at the rates specified therein until the principal thereof is paid or otherwise made available for payment. Except as provided below or in an applicable Pricing Supplement, interest will be payable in the case of Floating Rate Notes which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year as specified in the applicable Pricing Supplement; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Pricing Supplement (each, an "Interest Payment Date") and, in each case, at Maturity. If any Interest Payment Date for any Floating Rate Note (other than an Interest Payment Date at Maturity) would otherwise be a day that is not a Business Day, such Interest Payment Date will be the next succeeding day that is a Business Day except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Maturity.

    All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (E.G., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

    Unless otherwise specified in the applicable Pricing Supplement, interest payments on Floating Rate Notes will equal the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue, if no interest has been paid with respect to such Floating Rate Notes), to but excluding the related Interest Payment Date; provided, however, that the interest payments on Floating Rate Notes made at Maturity will include interest accrued to but excluding the date of Maturity.

    Except as otherwise specified in the applicable Pricing Supplement, each Floating Rate Note will accrue interest on an "Actual/360" basis, an "Actual/Actual" basis, or a "30/360" basis, in each case as specified in the applicable Pricing Supplement. For Floating Rate Notes calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each Interest Calculation Period will be calculated by multiplying (i) the face amount of such Floating Rate Note, (ii) the applicable interest rate, and (iii) the actual number of days in the related Interest Calculation Period, and dividing the resulting product by 360 or 365, as applicable (or, with respect to an Actual/Actual basis Floating Rate Note, if any portion of the related Interest Calculation Period falls in a leap year, the product of (i) and (ii) above will be multiplied by the sum of
(X) the actual number of days in that portion of the related Interest Calculation Period falling in a leap year divided by 366 and (Y) the actual number of days in that portion of such Interest Calculation Period falling in a non-leap year divided by 365). For Floating Rate Notes calculated on a 30/360 basis, accrued interest for an Interest Calculation Period will be computed on the basis of a 360-day year of twelve 30-day months, irrespective of how many days are actually in such Interest Calculation Period. Unless otherwise specified in the related Pricing Supplement, with respect to any Floating Rate Note that accrues interest on a 30/360 basis, if any Interest Payment Date or the date of Maturity falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be. As used herein, "Interest Calculation Period" means with respect to any period, the period from and including the most recent Interest Reset Date (or from and including the original issue date in the case of the first Interest Reset Date) to but excluding the next succeeding Interest Reset Date for which accrued interest is being calculated. Unless otherwise specified in an applicable Pricing Supplement, interest with respect to Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in the same manner as if only one of the applicable Interest Rate Bases applied.

    The interest rate applicable to each Interest Reset Period commencing on the Interest Reset Date with respect to such Interest Reset Period will be the rate determined on the applicable "Interest Determination Date." Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day preceding each Interest Reset Date for the related Note; the Interest Determination Date with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below); the Interest Determination Date with respect to LIBOR will be the second London Business Day preceding each Interest Reset Date. With respect to the Treasury Rate, unless otherwise specified in an applicable Pricing Supplement, the Interest Determination Date will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be such preceding Friday; and provided, further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first Business Day following such auction. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to a Floating Rate Note the interest rate of which is determined with reference to two or more Interest Rate Bases will be the latest Business Day which is at least two Business Days prior to such Interest Reset Date for such Floating Rate Note on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined and compared on such date, and the applicable interest rate will take effect on the related Interest Reset Date.

    Unless otherwise provided in the applicable Pricing Supplement, Bankers Trust Company will be the "Calculation Agent." Upon request of the Holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to such Floating Rate Note. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such

Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

    CD RATE NOTES. CD Rate Notes will bear interest at the rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any) specified in such CD Rate Notes and in any applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date relating to a CD Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the CD Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)," or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in the City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks in denominations of $5,000,000 with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as set forth above, the CD Rate with respect to such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

    CMT RATE NOTES. CMT Rate Notes will bear interest at the rates (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any) specified in such CMT Rate Notes and any applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date relating to a CMT Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption " . . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Detemination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M. (New York City time) on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in the City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Note") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M. (New York City time) on the CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence, have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the CMT Rate Note with the shorter remaining term to maturity will be used.

    "Designated  CMT Telerate Page"  means the display on  the Dow Jones Markets
Limited (or any successor service) on the page designated in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

    "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20, or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

    COMMERCIAL PAPER RATE NOTES. Commercial Paper Rate Notes will bear interest at the rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in such Commercial Paper Rate Notes and in any applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Commercial Paper Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Commercial Paper--Nonfinancial." In the event that such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate will be the Money

Market Yield on such Commercial Paper Rate Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper--Nonfinancial" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If by 3:00 P.M., New York City time, on the related Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate for such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in the City of New York selected by the Calculation Agent for commercial paper having the Index Maturity designated in the applicable Pricing Supplement placed for a nonfinancial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized securities rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined on such Commercial Paper Rate Interest Determination Date will be the rate in effect on such Commercial Paper Rate Interest Determination Date.

    "Money Market Yield" means a yield (expressed as a percentage rounded upwards to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

                                   D X 360
          Money Market Yield =     -------------     X 100
                                   360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

    ELEVENTH DISTRICT COST OF FUNDS RATE NOTES. Eleventh District Cost of Funds Rate Notes will bear interest at the rates (calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if
any) specified in such Eleventh District Cost of Funds Rate Notes and in any applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "Eleventh District Cost of Funds Rate" means, with respect to any Interest Determination Date relating to an Eleventh District Cost of Funds Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Eleventh District Cost of Funds Rate Interest Determination Date as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date. "Telerate Page 7058" means the display on the Dow Jones Markets Limited (or any successor service) on such page (or such other page as may replace such page on that service for the purpose of displaying the Eleventh District Cost of Funds
Rate) for the purpose of displaying the monthly average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District.

    FEDERAL FUNDS RATE NOTES. Federal Funds Rate Notes will bear interest at the rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in such Federal Funds Rate Notes and in any applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Federal Funds Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent prior to 9:00 A.M., New York City time on such Federal Funds Rate Interest Determination Date; provided, however that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

    LIBOR NOTES. LIBOR Notes will bear interest at the rates (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in such LIBOR Notes and in any applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" means the rate determined by the Calculation Agent in accordance with the following provisions:

        (i) With respect to an Interest Determination Date relating to a LIBOR Note or any Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency (as defined below) having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date, that appear on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 A.M. London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or
    (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement commencing on the second London Business Day immediately following that LIBOR Interest Determination Date that appears on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 A.M. London time, on that LIBOR Interest Determination Date. If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

        (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., (or such other time specified in the applicable Pricing Supplement), in the applicable Principal Financial Center (as defined below), on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

    "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars.

    "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Service on the page designated in the applicable Pricing Supplement (or such other page as may replace such designated page on that service for the purpose of displaying London interbank offered rates of major banks) for the related Index Currency for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated in the applicable Pricing Supplement, the display on the Dow Jones Markets Limited (or any successor service) on the page designated in the applicable Pricing Supplement (or such other page as may replace such designated page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for the related Index Currency) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, page 3750) had been specified.

    "Principal Financial Center" means (i) the capital city of the country issuing the Specified Currency, (except that with respect to ECU, the Principal Financial Center will be Luxembourg and with respect to Euro, the Principal Financial Center will be London), or (ii) the capital city of the country to which the Index Currency, if applicable, relates (or, in the case of ECU, Luxembourg or Euro, London), except in the case of clause (i) or (ii) above, with respect to U.S. dollars, Deutsche marks, Canadian dollars, Australian dollars, Italian lire, Swiss francs and Dutch guilders, the "Principal Financial Center" shall be The City of New York, Frankfurt, Toronto, Sydney, Milan (solely in the case of clause (i) above), Zurich and Amsterdam, respectively.

    PRIME RATE NOTES. Prime Rate Notes will bear interest at the rates (calculated with reference to the Prime Rate and the Spread and/or Spread
Multiplier, if any) specified in such Prime Rate Notes and any applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Prime Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation

Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as hereinafter defined) as such bank's prime rate or base lending rate as in effect for that Prime Rate Interest Determination Date. If fewer than four such quotations are so provided, then the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York, if any, that have provided such quotations and by a reasonable number of banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least $500 million and being subject to supervision or examination by Federal or state authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate for such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

    "Reuters Screen USPRIME1 Page" means the display designated as the "USPRIME1" page on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service or any successor service for the purpose of displaying prime rates or base lending rates of major United States banks).

    "Specified Currency" means the currency or composite currency in which a particular Note is denominated (or, if such currency or composite currency is no longer legal tender for the payment of public and private debts, such other currency or composite currency of the relevant country which is then legal tender for the payment of such debts).

    TREASURY RATE NOTES. Treasury Rate Notes will bear interest at the rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified in such Treasury Rate Notes and in any applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Determination Date relating to a Treasury Rate Note or any Floating Rate Note for which the interest rate is determined by reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Pricing Supplement, as such rate is published in H.15(519) under the heading "Treasury Bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate (expressed as a bond equivalent yield on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity designated in the applicable Pricing Supplement are not reported as provided by 3:00 P.M., New York City time, on the related Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent yield on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include one or more of the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

OTHER PROVISIONS; ADDENDA

    Any provisions with respect to Notes, including the determination of an Interest Rate Basis, the specification of Interest Rate Basis, calculation of the interest rate applicable to a Floating Rate Note, its

Interest Payment Dates or any other matter relating thereto may be modified by the terms as specified under "Other Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof and in the applicable Pricing Supplement.

ORIGINAL ISSUE DISCOUNT NOTES

    Notes may be issued at a price less than their redemption price at Maturity, resulting in such Notes being treated as if they were issued with original issue discount for federal income tax purposes ("Original Issue Discount Notes"). Such Original Issue Discount Notes may currently pay no interest or interest at a rate which at the time of issuance is below market rates. See "United States Taxation." Certain additional considerations relating to any Original Issue Discount Notes may be described in the Pricing Supplement relating thereto.

INDEXED NOTES

    Notes also may be issued with the principal amount payable at Maturity, premium, if any, and/or interest to be paid thereon to be determined with reference to the price or prices of specified commodities or stocks, interest rate indices, interest rate or exchange rate swap indices, the exchange rate of one or more specified currencies (including a composite currency such as ECU) relative to an indexed currency, or such other price, or exchange rate or other financial index or indices as may be specified in such Note ("Indexed Notes"), as set forth in an Indexed Note Supplement. Holders of such Notes may receive a principal amount at Maturity that is greater than or less than the face amount of the Notes depending upon the relative value at Maturity of the specified indexed item. Information as to the method for determining the principal amount payable at Maturity, if any, and, where applicable, certain historical information with respect to the specified indexed item or items and special tax considerations associated with investment in Indexed Notes, will be set forth in the applicable Indexed Note Supplement. (See "Risk Factors--Structure Risks" for a description of certain risks associated with Indexed Notes.)

    Notwithstanding anything to the contrary contained herein or in the Prospectus, for purposes of determining the rights of a Holder of a Note indexed as to principal in respect of voting for or against amendments to the Indenture and modifications and the waiver of rights thereunder, the principal amount of such Indexed Note shall be deemed to be equal to the face amount thereof upon issuance. The method for determining the amount of principal payable at Maturity will be specified in the applicable Pricing Supplement.

BOOK-ENTRY NOTES

    Upon issuance, all Book-Entry Notes having the same Original Issue Date, Stated Maturity and otherwise having identical terms and provisions will be represented by a single global security (each, a "Global Security"); provided, however, that if by reason of the foregoing, a single Global Security would exceed $200,000,000 in aggregate principal amount, one Global Security will be issued to represent each $200,000,000 of aggregate principal amount and an additional Global Security will be issued to represent any remaining principal amount. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary. Except as set forth below, a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor of the Depositary or a nominee of such successor.

    So long as the Depositary or its nominee is the registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be the sole Holder of the Book-Entry Notes represented thereby for all purposes under the Indenture. Except as otherwise provided in this section, the Beneficial Owners of the Global Security or Securities representing Book-Entry Notes will not be entitled to receive physical delivery of Certificated Notes and will not be considered the Holders thereof for any purpose under the Indenture, and no
Global Security representing Book-Entry Notes shall be exchangeable or transferrable. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest in order to exercise any rights of a Holder under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security representing Book-Entry Notes.

    The initial Depositary for the Notes will be The Depository Trust Company. The following is based on information furnished by the Depositary:

        The Depositary will act as securities depository for the Book-Entry Notes. The Book-Entry Notes will be issued as fully registered securities registered in the name of Cede & Co. (the Depositary's partnership nominee).

        The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participant"). The rules applicable to the Depositary and its Participants are on file with the Securities and Exchange Commission.

        Purchases of Book-Entry Notes under the Depositary's system must be made by or through Direct Participants, which will receive a credit for such Book-Entry Notes on the Depositary's records. The ownership interest of each actual purchaser of each Book-Entry Note represented by a Global Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a Global Security representing Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a Global Security representing Book-Entry Notes will not receive Definitive Notes representing their ownership interests therein, except in the event that use of the book-entry system for such Book-Entry Notes is discontinued.

        To facilitate subsequent transfers, all Global Securities representing Book-Entry Notes which are deposited with the Depositary are registered in the name of the Depositary's nominee, Cede & Co. The deposit of Global Securities with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Global Securities representing the Book-Entry Notes; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers and for forwarding all notices concerning the Notes to their customers.

        Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will by governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Notes within an issue are being redeemed, the Depositary's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

        Neither the Depositary nor Cede & Co. will consent or vote with respect to the Global Securities representing the Book-Entry Notes. Under its usual procedures, the Depositary mails an Omnibus Proxy to TMCC as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

        Principal, premium, if any, and interest payments on the Global Securities representing the Book-Entry Notes will be made to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of the Depositary, the Trustee or TMCC, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to the Depositary is the responsibility of TMCC or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

        A Beneficial Owner shall give notice to elect to have its Book-Entry Notes repaid by TMCC, through its Participant, to the Trustee, and shall effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer the Participant's interest in the Global Security or Securities representing such Book-Entry Notes, on the Depositary's records, to the Trustee. The requirement for physical delivery of Book-Entry Notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Security or Securities representing such Book-Entry Notes are transferred by Direct Participants on the Depositary's records.

        The Depositary may discontinue providing its services as securities depository with respect to the Book-Entry Notes at any time by giving reasonable notice to TMCC or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Notes are required to be printed and delivered.

        TMCC may decide to discontinue use of a system of book-entry transfers through the Depositary (or a successor securities depository). In that event, Definitive Notes will be printed and delivered.

    If the Depositary is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by TMCC within 90 days, TMCC will issue Definitive Notes in exchange for the Notes represented by such Global Security or Securities. In addition, TMCC may at any time and in its sole discretion determine to discontinue use of the Global Security and, in such event, will issue Definitive Notes in exchange for the Notes represented by such Global Security or Securities. Notes so issued will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

                             UNITED STATES TAXATION

    Set forth below is a summary of certain United States federal income tax considerations of importance to Holders of the Notes. The summary concerns Holders who hold the Notes as capital assets and not special classes of Holders, such as dealers in securities or currencies, financial institutions, insurance companies, regulated investment companies, persons who hold the Notes as a position in a "straddle" or a "hedge" against currency risks or who hedge any currency risks of holding the Notes, tax-exempt investors, expatriates, U.S. Holders (as defined below) whose functional currency is other than the United States dollar or persons who acquire, or for income tax purposes are deemed to have acquired, the Notes in an exchange, or for property other than cash. The summary does not discuss Discount Notes (as defined below) which qualify as "applicable high-yield discount obligations" under Section 163(i) of the Code. Holders of such Discount Notes may be subject to special rules. The discussion below is based on existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), judicial decisions and administrative rulings and pronouncements, and existing and proposed Treasury Regulations, including regulations concerning the treatment of debt instruments issued with original issue discount ("OID"), all of which are subject to alternative construction or to change possibly with retroactive effect. Prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of acquiring, holding and disposing of the Notes, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

               UNITED STATES TAX CONSIDERATIONS FOR U.S. HOLDERS

GENERAL

    As used herein, "U.S. Holder" means a Holder of a Note who holds such Note either directly or through an entity that is disregarded for United States federal income tax purposes and who is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof,
(iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust, if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, and (v) any other Holder whose ownership of a Note is effectively connected with the conduct of a trade or business in the United States.

PAYMENTS OF INTEREST

    Interest on the Notes generally will be taxable to a U.S. Holder as ordinary interest income at the time it is accrued or received, depending in part on the U.S. Holder's method of accounting for tax purposes. Under the OID Regulations, for accrual basis and other electing taxpayers, all payments of interest on a Note that matures one year or less from its date of issuance will be included in the stated redemption price at maturity (as defined below) of the Notes and will be taxed in the manner described below under the heading "Original Issue Discount."

ORIGINAL ISSUE DISCOUNT

    IN GENERAL. A Note, such as an Original Issue Discount Note, which is issued for an amount less than its stated redemption price at maturity (a "Discount Note") will generally be considered to have been issued with OID for federal income tax purposes. OID is the excess of the "stated redemption price at maturity" of a Note over its "issue price." The "stated redemption price at maturity" of a Note is the sum of all payments provided by the Note other than payments of "qualified stated interest." The "issue price" of an issue of Notes is the initial offering price to the public (excluding bond houses and brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers) at which a substantial amount of such Notes was sold. "Qualified stated interest" generally is stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) or that is constructively received under Section 451 of the Code, at least annually at a "single fixed rate." A "single fixed rate" is a rate that appropriately takes into account the length of the interval between payments. If the excess between a Note's stated redemption price at maturity and its issue price is less than a DE MINIMIS amount, I.E., 1/4 of 1 percent of the Note's stated redemption price at maturity multiplied by the number of complete years to maturity, the Note will not be considered to have OID. Holders of Notes with DE MINIMIS OID will generally include such OID in income, as capital gain, on a pro rata basis as principal payments are made on the Note. If a Note has certain interest payment characteristics (E.G., teaser rates or interest holidays), then the Note may also be treated as having OID for federal income tax purposes even if such Note was issued at an issue price which does not otherwise result in OID.

    ACCRUAL OF OID. U.S. Holders of Notes that mature more than one year from their date of issuance will be required to include OID in income for federal income tax purposes as it accrues, regardless of their method of accounting, in accordance with a constant yield method based on a compounding of interest. This OID income inclusion may precede the receipt of cash attributable to such income. The amount of OID includible in income by initial U.S. Holders of Notes will be the sum of the daily portions of OID with respect to such Notes for each day during the taxable year or portion of the taxable year in which such U.S. Holders held such Notes. The amount of OID which accrues in an accrual period will be an amount equal to the excess (if any) of (a) the product of a Note's "adjusted issue price" at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the end of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) over (b) the sum of the qualified stated interest payments, if any, allocable to the accrual period. The daily portion of OID will be determined by allocating to each day in any accrual period a ratable portion of the amount of OID which accrues during the accrual period. The "adjusted issue price" of a Note at the beginning of any accrual period will be the sum of the issue price of such Note plus the OID allocable to all prior accrual periods reduced by payments on the Note other than payments of qualified stated interest. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the debt instrument, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or final day of the accrual period chosen. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

    REPORTING BY TMCC. TMCC will report annually to the Internal Revenue Service and to each Holder of a Discount Note the amount of OID accrued with respect to such Note. Prospective investors are advised to consult their tax advisors with respect to the particular OID characteristics of a Note.

    FLOATING RATE NOTES. The Floating Rate Notes will be treated as either "variable rate debt instruments" or Contingent Notes (as defined below). Under the OID Regulations, a Floating Rate Note will qualify as a variable rate debt instrument if (a) its issue price does not exceed the total noncontingent principal payments due under such Floating Rate Note by more than a specified DE MINIMIS amount, (b) it does not provide for stated interest other than stated interest paid or compounded at least annually at (i) one or more "qualified floating rates," (ii) a single fixed rate and one or more qualified floating rates, (iii) a single "objective rate," or (iv) a single fixed rate and a single objective rate that is a "qualified inverse floating rate," as such terms are defined under the OID Regulations, (c) it provides that a qualified floating rate or objective rate in effect at any time during the term of the Note will be set at a current value of that rate, and (d) except as provided under (a) above, it does not provide for any payments of principal that are contingent.

    A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Floating Rate Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Floating Rate Note (E.G., two or more qualified floating rates with values within 25 basis points of each other as determined on the Floating Rate Note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum stated interest rate (I.E., a cap) or a minimum stated interest rate (I.E., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate unless such restrictions are fixed throughout the term of the Note, and are not reasonably expected as of the issue date (defined under the OID Regulations as the first settlement date or closing date, whichever is applicable, on which a substantial amount of the debt instruments in the issue is sold for money) to cause the yield on the Floating Rate Note to differ significantly from the expected yield determined without the restrictions. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. For example, an objective rate generally includes a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property. However, an objective rate does not include a rate based on information that is within the control of the issuer or a related party, or that is unique to the circumstances of the issuer or a related party. The OID Regulations also provide that other variable interest rates may be treated as objective rates if so designated by the Internal Revenue Service ("IRS") in the future. Despite the foregoing, a variable rate of interest on a Floating Rate Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Floating Rate Note's term will be either significantly less or significantly greater than the average value of the rate during the final half of the Floating Rate Note's term. A "qualified inverse floating rate" is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Floating Rate Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Floating Rate Note's issue date is intended to approximate the fixed rate (E.G., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

    If a Floating Rate Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" under the OID Regulations, then any stated interest on that Note which is unconditionally payable in cash or property (other than debt instruments of TMCC) at least annually will constitute qualified stated interest. Thus, such a Floating Rate Note will generally not be treated as having been issued with OID unless its stated principal amount exceeds its issue price by more than a specified DE MINIMIS amount. The amount of qualified stated interest and OID, if any, on such a Floating Rate Note will be determined under the rules generally applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, a fixed rate equal to the value as of the issue date of the qualified floating rate or inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Floating Rate Note. The amount of qualified stated interest allocable to an accrual period will be increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period as determined under the rules described in this paragraph.

    In general, any other Floating Rate Note that qualifies as a "variable rate debt instrument" and does not provide for interest payable at a fixed rate will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest. Under the OID Regulations, the "equivalent" fixed rate debt instrument will be an instrument with terms identical to those provided under the Floating Rate Note, except that it will substitute (i) for each qualified floating rate provided for in the Floating Rate Note, its value as of the issue date (with appropriate adjustments so that the interval between each interest adjustment date is the same), (ii) for a qualified inverse floating rate, its value as of the issue date, and (iii) for an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Floating Rate Note.

    In the case of a Floating Rate Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate will initially be converted into a qualifying floating rate (or a qualified inverse floating rate, if the Floating Rate Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Floating Rate Note as of its issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Floating Rate Note will be converted into an "equivalent" fixed rate debt instrument in the manner described in the previous paragraph.

    Once the Floating Rate Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, will be determined for the "equivalent" fixed rate debt instrument by applying to it the general OID rules, and U.S. Holders of a Floating Rate Note will account for such OID and qualified stated interest as if they held the "equivalent" fixed rate debt instrument. For each accrual period appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Floating Rate Note during the accrual period.

    If a Floating Rate Note does not qualify as a "variable rate debt instrument" under the OID Regulations, it will be treated as a Contingent Note (as defined below).

CONTINGENT NOTES

    Notes may be issued under circumstances in which the amount and/or timing of one or more payments of interest or principal on the Notes is contingent ("Contingent Notes"). For example, TMCC may issue Notes under which the total noncontingent payments are less than the issue price or Indexed Notes under which interest and/or principal is determined by reference to multiple formulae based on the values of specified stocks, commodities, foreign currencies or other such personal property. With some exceptions, the amount of interest that will accrue on Contingent Notes in each accrual period will be determined under the "noncontingent bond method." For each issue of Contingent Notes, this method will require TMCC to determine a comparable yield, a projected payment schedule, the daily portions of interest accruing in each accrual period, and then to make appropriate adjustments for any differences between projected and actual contingent payments made to U.S. Holders of Contingent Notes. TMCC will provide notice in the applicable Pricing Supplement when it determines that a particular Note will be a Contingent Note. The applicable Pricing Supplement will also describe the proper federal income tax treatment of a Contingent Note.

NOTES WITH PUT AND/OR CALL OPTIONS

    Certain Notes may be subject to a call option in that they may be redeemable at the option of TMCC prior to their stated maturity or to a put option in that they may be repayable at the option of the holder before their stated maturity. Notes containing such features may be subject to special rules, the application of which will be described in the related Pricing Supplement.

MARKET DISCOUNT, ACQUISITION PREMIUM AND BOND PREMIUM

    If U.S. Holders acquire Notes at a price below their stated redemption price at maturity or acquire Notes issued with OID at a price below their adjusted issue price as of the purchase date, the amount of the difference will be treated as "market discount." If the market discount exceeds a DE MINIMIS amount, any gain on the sale, exchange or retirement of the Notes will be treated as ordinary interest income at the time of the disposition to the extent of the accrued market discount, unless the U.S. Holders elect to accrue market discount in income on a current basis (the "current income election"). In addition, U.S. Holders who do not make the current inclusion election will be required to defer deductions for a portion of their interest expense on any indebtedness incurred to purchase or carry such Notes. Market discount is normally accrued on a straight-line basis, but U.S. Holders may elect to use a constant yield method of accrual instead.

    U.S. Holders who acquire Discount Notes for an amount above the adjusted issue price may be considered as having purchased such Notes at an "acquisition premium." The portion of acquisition premium properly allocable to an accrual period will reduce the amount of OID such U.S. Holders would otherwise be required to include in income.

    Under Treasury Regulations issued on December 31, 1997 and generally applicable to Notes acquired on or after March 2, 1998, U.S. Holders of Notes whose tax basis immediately after their acquisition exceeds the sum of all remaining payments other than qualified stated interest payable on such Notes will be considered to have purchased such Notes with "bond premium" equal in amount to such excess and may elect to amortize such bond premium. Electing U.S. Holders will amortize the bond premium by offsetting it against qualified stated interest income. The offset will be calculated for each accrual period using constant yield principles, but the offset for an accrual period will be taken into account only when the U.S. Holders take the corresponding qualified stated interest income into consideration under their regular method of accounting. In case the amount of bond premium available for offset is greater than the corresponding amount of qualified stated interest, the excess bond premium will carry forward to future accrual periods. In the case of Floating Rate Notes acquired with bond premium and treated as "variable rate debt instruments," the bond premium and its allocation among the accrual periods will be determined by reference to the "equivalent" fixed rate debt instrument to be constructed as of the date of acquisition of such Floating Rate Notes.

ELECTION TO TREAT ALL INTEREST AND PREMIUM AS OID

    U.S. Holders using the accrual method of accounting for federal income tax purposes may generally elect to include all interest (including stated interest, acquisition discount, OID, DE MINIMIS OID, market discount, DE MINIMIS market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium on a debt instrument) in income by using the constant yield method applicable to OID, subject to certain limitations and exceptions.

DISPOSITION OR REPAYMENT OF A NOTE

    U.S. Holders of Notes will recognize gain or loss on the sale, redemption, exchange or other disposition of such Notes. This gain or loss will be measured by the difference between the amount realized (except to the extent attributable to accrued interest) and the U.S. Holders' adjusted tax basis in the Notes. U.S. Holders' adjusted tax basis for determining gain or loss on a sale or disposition of Notes generally will be their cost increased by any amounts included in income, other than qualified stated interest, and reduced by any amortized premium and cash received other than qualified stated interest. Gain or loss on the sale, exchange or redemption of a Note generally will be long-term capital gain or loss, taxable to U.S. Holders who are individuals at a maximum rate of 20 percent (in some cases, possibly 18 percent in taxable years beginning after December 31, 2000), if the Note has been held as a capital asset for more than one year, except to the extent that gain represents accrued market discount or acquisition discount not previously included in the U.S. Holders' income. Prospective purchasers of Notes should consult their own tax advisors concerning the tax consequences of a sale, redemption, exchange or other disposition of such Notes.

FOREIGN CURRENCY NOTES

    Notes may be denominated in, or interest or principal on the Notes may be determined by reference to, a foreign currency or foreign currency unit ("Foreign Currency Notes"). In this case, for U.S. federal income tax purposes, U.S. Holders of Foreign Currency Notes may need to determine the United States dollar equivalent of amounts includible in income and separately calculate any foreign exchange gain or loss arising from holding a Foreign Currency Note.

    INTEREST INCOME AND OID. U.S. Holders who use the cash method of accounting for tax purposes and receive a payment of qualified stated interest with respect to a Foreign Currency Note will be required to include in income the United States dollar value of the foreign currency payment (determined on the date such payment is received) regardless of whether the payment is in fact converted to United States dollars at that time. No foreign exchange gain or loss will be realized with respect to the receipt of such qualified stated interest payments (other than the gain or loss which may be realized upon disposition of any foreign currency received).

    U.S. Holders on the accrual method of accounting (for accruals of qualified stated interest and OID) and U.S. Holders on the cash method of accounting (for accruals of OID only) will be required to include in income the United States dollar value of the amount of qualified stated interest and OID that has accrued and is otherwise required to be taken into account with respect to a Foreign Currency Note during an accrual period. The United States dollar value of such accrued income will be determined by translating such income at the average exchange rate for such accrual period or, for accrual periods that span two taxable years, at the average rate for the partial period within the taxable year. Alternatively, such U.S. Holders may elect to translate accrued qualified stated interest or OID into United States dollars at the spot rate in effect on the last day of such accrual period. If elected, this alternative method must be applied consistently to all debt instruments held by such U.S. Holders from year to year.

    U.S. Holders of Foreign Currency Notes described in the previous paragraph may also recognize foreign exchange gain or loss on the receipt of a payment of accrued interest income. Such exchange gain or loss generally will be measured by the difference between (a) the United States dollar equivalent of the interest received translated at the spot rate in effect on the date of payment, and (b) the United States dollar equivalent of the accrued interest income translated at the average exchange rates used to include such accrued interest in income.

    PRINCIPAL. With respect to payments of principal on or dispositions of Foreign Currency Notes, U.S. Holders will recognize foreign exchange gain or loss measured by the difference between (a) the United States dollar equivalent of the principal payment received translated at the spot rate on the date of each payment, and (b) the United States dollar equivalent of the principal amount paid translated at the spot rate in effect on the date such U.S. Holders acquired the Notes.

    MARKET DISCOUNT. Market discount on a Foreign Currency Note will be determined in the relevant foreign currency. Accrued market discount pertaining to Foreign Currency Notes will be taken into income under the same rules discussed above for Notes other than Foreign Currency Notes and will be translated into United States dollars on the disposition date. No part of such accrued market discount will be treated as exchange gain or loss. If a U.S. Holder makes a current income inclusion (as defined above), the market discount will be translated into United States dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss will be determined upon the receipt of any principal payment or upon the disposition of the Foreign Currency Note in a manner similar to that described above with respect to accrued interest.

    BOND PREMIUM. If a Foreign Currency Note has bond premium in the hands of U.S. Holders who have elected to amortize such bond premium, the bond premium amount calculated under the rules described above will offset corresponding qualified stated interest income in units of the relevant foreign currency. Exchange gain or loss will be realized on such bond premium with respect to any period by treating the amount of bond premium amortized in such period as a return of principal. U.S. Holders of Foreign Currency Notes with bond premium who have not elected to amortize such premium will recognize a loss on the sale, redemption, exchange, retirement or other taxable disposition.

    FOREIGN EXCHANGE GAINS AND LOSSES. In general, foreign exchange gain or loss realized under the rules described above will be considered ordinary income includible in the taxable income of U.S. Holders, but generally not as interest income or expense.

    DISPOSITIONS OF FOREIGN CURRENCY. Foreign currency received by a U.S. Holder with respect to a Foreign Currency Note will have a tax basis equal to its United States dollar value at the time such foreign currency is received. Foreign currency that is purchased generally will have a tax basis equal to its United States dollar cost of acquisition. Any gain or loss recognized on a sale or disposition of foreign currency will be ordinary income or loss.

    DUAL AND MULTI-CURRENCY NOTES. Notes may be issued in circumstances where interest payments on the Notes are denominated in or determined by reference to one currency and the principal portion of the Notes may be denominated in or determined by reference to another currency ("Dual Currency Notes"). In addition, Notes may be issued in circumstances where interest or principal is denominated in or determined by reference to more than one currency ("Multi-Currency Notes"). The federal income tax treatment of Dual and Multi-Currency Notes will be described in an applicable Pricing Supplement.

            UNITED STATES TAX CONSIDERATIONS FOR FOREIGN PURCHASERS

    Set forth below is a summary of certain United States federal income tax consequences for Foreign Holders of Notes. For purposes of this discussion, "Foreign Holder" means any Holder of a Note who holds such Note either directly or through an entity that is disregarded for United States federal income tax purposes and who is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual, or a nonresident alien fiduciary of a foreign estate or trust.

    Assuming certain certification requirements are satisfied (which generally can be satisfied by providing IRS Form W-8, identifying the beneficial owner of the instrument as a foreign person and disclosing the Foreign Holder's name and address), under current United States federal income and estate tax laws:

        (a) Payments of principal and interest (including OID) on a Note to a Foreign Holder will not be subject to United States federal income tax or withholding tax, provided that, in the case of interest and OID, (i) the payments are not effectively connected with the conduct of a United States trade or business, (ii) the Foreign Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of TMCC entitled to vote, (iii) the Foreign Holder is not
    (1) a controlled foreign corporation related to TMCC through stock ownership, (2) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or (3) a foreign tax exempt organization or a foreign private foundation for United States federal income tax purposes, and (iv) such interest is not contingent on TMCC's profits, revenues or on changes in the value of TMCC's property ("Contingent Interest");

        (b) A Foreign Holder of a Note will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of a Note unless (i) such gain is effectively connected with the conduct of a United States trade or business of the Foreign Holder, or (ii) the Foreign Holder is an individual who is present in the United States for 183 days or more during the taxable year and either (1) such individual's "tax home" for United States federal income tax purposes is in the United States, or (2) the gain is attributable to an office or other fixed place of business maintained in the United States by such individual; and

        (c) A Note held by an individual who at the time of death is not a citizen or resident of the United States (as defined for United States federal estate tax purposes) will not be subject to United States federal estate tax as a result of such individual's death, unless (i) the individual actually or constructively owns 10% or more of the total combined voting power of all classes of stock of TMCC entitled to vote, (ii) the interest received on such note is effectively connected with the conduct of a United States trade or business, or (iii) such Note provided for the payment of Contingent Interest.

                  BACKUP WITHHOLDING AND INFORMATION REPORTING

    U.S. HOLDERS. Under current United States federal income tax law, a 31% "backup" withholding is applied to certain interest and principal payments made to, and to the proceeds of sales before maturity by, certain noncorporate U.S. Holders. Backup withholding will apply only if (i) such U.S. Holders fail to supply their taxpayer identification number ("TIN"), (ii) TMCC is notified by the IRS that such U.S. Holders furnished an incorrect TIN, (iii) TMCC is notified by the IRS that such U.S. Holders have failed to properly report payments of interest and dividends or (iv) such U.S. Holders fail to certify, under penalty of perjury, that they have furnished a correct TIN and have not been notified by the IRS that they are subject to backup withholding for failure to report interest and dividend payments.

    FOREIGN HOLDERS. New final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997, and have been published in the Federal Register. In general, the New Withholding
Regulations do not significantly alter the substantive withholding and information reporting requirements, but unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Accordingly, payments made on or before December 31, 1999 will continue to be subject to the regulations that existed before the New Withholding Regulations were issued.

    In the case of payments of interest to Foreign Holders, temporary Treasury regulations currently in effect provide that the 31% backup withholding of tax and certain information reporting will not apply to such payments with respect to which either the requisite certification, as described above, has been received or an exemption has otherwise been established; provided that neither TMCC nor its payment agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. These information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a Foreign Holder on the disposition of the Notes by or through a United States office of a United States or foreign broker, unless the holder certifies to the broker under penalties of perjury as to its name, address and status as a foreign person or the holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States unless such broker has documentary evidence in its file that the holder of the Notes is not a United States person, and such broker has no actual knowledge to the contrary, or the holder establishes an exemption. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

    For payments made after December 31, 1999, the New Withholding Regulations provide that to the extent a Foreign Holder certifies on Form W-8 (or a permitted substitute form) as to such holder's status as a foreign person, the backup withholding provisions and the information reporting provisions will generally not apply. If a Foreign Holder fails to provide such certification, such holder may be subject to certain information reporting and the 31% backup withholding tax.

    Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

    The Notes are being offered on a continuing basis for sale by TMCC through the Agents, who have agreed to use their reasonable efforts to solicit offers to purchase the Notes and may also sell Notes to an Agent, as principal, for resale to investors and other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by such Agent, or, if so agreed, at a fixed initial offering price. TMCC also reserves the right to sell Notes directly on its own behalf or through additional agents, acting either as agent or principal, on substantially identical terms as those applicable to the Agents. TMCC reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject orders in whole or in part whether placed directly with TMCC or through one of the Agents. The Agents will have the right, in their discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by them. TMCC will pay the Agents, in the form of a discount or otherwise, a commission, ranging from .125% to .750% (or, with respect to Notes for which the Stated Maturity is in excess of 30 years, such commission as shall be agreed upon by TMCC and the related Agent at the time of sale), depending on the Stated Maturity of the Note, of the principal amount of any Note sold through the Agents.

    In addition, the Agents may offer the Notes they have purchased as principal to other dealers for resale to investors and other purchasers, and may allow any portion of the discount received in connection with such purchase from TMCC to such dealers. Unless otherwise indicated in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity, and may be resold by the Agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale or may be resold to certain dealers as described above. After the initial public offering of Notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price, concession and discount may be changed.

    Unless otherwise specified in an applicable Pricing Supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in New York City on the date of settlement.

    Each Agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). TMCC has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Agents may be required to make in respect thereof. TMCC has agreed to reimburse each of the Agents for certain expenses. In the ordinary course of their respective businesses, the Agents and their affiliates have engaged and may in the future engage in investment and commercial banking transactions with TMCC and affiliates of TMCC.

    No Note will have an established trading market when issued. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange. (See "Risk Factors--Illiquidity of Notes; Secondary Trading in the Notes".)

PROSPECTUS

                                     [LOGO]

                        TOYOTA MOTOR CREDIT CORPORATION

                                DEBT SECURITIES

                               ------------------

    Toyota Motor Credit Corporation ("TMCC") may offer from time to time its senior unsecured debt securities consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), in an aggregate principal amount of not more than $5,031,395,000 (the initial offering price of Debt Securities sold at a discount to face will be used for purposes of the limitation and the face amount of Debt Securities sold at a premium to face will be used for purposes of the limitation) or, if applicable, the equivalent thereof in any other currency or currencies. The Debt Securities may be offered as a single series or as two or more separate series in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in a Prospectus Supplement or Prospectus Supplements.

    The terms of each series of Debt Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, maturity, rate or rates and time or times of payment of any interest, any terms for optional or mandatory redemption or payment of additional amounts or any sinking fund provisions, the initial public offering price, the proceeds to TMCC and any other specific terms in connection with the offering and sale of such series will be set forth in a Prospectus Supplement or Prospectus Supplements. As used herein, Debt Securities shall include debt securities denominated in United States dollars or, at the option of TMCC if so specified in an applicable Prospectus Supplement, in any other currency or in composite currencies or in amounts determined by reference to an index.

    The Debt Securities may be sold directly by TMCC, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents of TMCC or any underwriters are involved in the sale of any Debt Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement. The net proceeds to TMCC from such sale also will be set forth in the applicable Prospectus Supplement.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                          TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.

               THE DATE OF THIS PROSPECTUS IS SEPTEMBER 3, 1998.

    THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT HERETO.

                             AVAILABLE INFORMATION

    TMCC is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the United States Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the Public Reference Room of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citibank Center, Suite 1800, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates. Copies of such reports and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which an issue of TMCC's debt securities is listed. Electronic filings made through the Electronic Gathering Analysis and Retrieval System are publicly available through the Commission's website at http://www.sec.gov.

    TMCC has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the United States Securities Act of 1933, as amended (the "Securities Act"). This Prospectus and the accompanying Prospectus Supplement do not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which may be examined without charge at the public reference facilities maintained by the Commission at the Public Reference Room of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies thereof may be obtained from the Commission upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    TMCC's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 and its Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997, March 31, 1998 and June 30, 1998 are incorporated in and made a part of this Prospectus. All documents filed by TMCC with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. A statement contained herein, in a Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in a Prospectus Supplement or in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    TMCC WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE DOCUMENTS THAT THIS PROSPECTUS INCORPORATES). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO TOYOTA MOTOR CREDIT CORPORATION, 19001 SOUTH WESTERN AVENUE, TORRANCE, CALIFORNIA 90509, ATTENTION: TREASURY, TELEPHONE NUMBER (310) 787-1310.

                        TOYOTA MOTOR CREDIT CORPORATION

    TMCC provides retail leasing, retail and wholesale financing and certain other financial services to authorized Toyota and Lexus vehicle and Toyota industrial equipment dealers and their customers in the United States (excluding Hawaii) and the Commonwealth of Puerto Rico. TMCC is a wholly owned subsidiary of Toyota Motor Sales, U.S.A., Inc. ("TMS"). TMS is primarily engaged in the wholesale distribution of automobiles, light trucks, industrial equipment and related replacement parts and accessories throughout the United States (excluding Hawaii). Substantially all of TMS' products are either manufactured by its affiliates or are purchased from Toyota Motor Corporation ("TMC"), the indirect parent of TMS, or TMC's affiliates. TMCC and its subsidiaries are collectively referred to herein as the "Company."

    TMCC was incorporated in California on October 4, 1982, and commenced operations in May 1983. TMCC's principal executive offices are located in the TMS headquarters complex at 19001 South Western Avenue, Torrance, California 90509, and its telephone number is (310) 787-1310.

                                USE OF PROCEEDS

    Unless otherwise specified in the Prospectus Supplement which accompanies this Prospectus, the net proceeds from the sale of the Debt Securities will be added to TMCC's general funds and will be available for the purchase of earning assets and for the retirement of debt. Such proceeds initially may be used to reduce short-term borrowings or may be invested in short-term securities.

                         DESCRIPTION OF DEBT SECURITIES

    The Debt Securities may be issued from time to time as a single series or in two or more separate series. The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities"), and the extent to which such general provisions may apply to the Offered Debt Securities, will be described in a Prospectus Supplement relating to such Offered Debt Securities.

    The Debt Securities will be issued under an indenture, dated as of August 1, 1991, as amended and supplemented by a first supplemental indenture dated as of October 1, 1991, as such indenture may be further amended from time to time (the "Indenture"), between TMCC and the trustee with respect to one or more series of Debt Securities designated in the applicable Prospectus Supplement or Prospectus Supplements (the "Trustee"). The terms of the Debt Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and holders of the Debt Securities are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Debt Securities and of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

    THE DEBT SECURITIES WILL BE OBLIGATIONS SOLELY OF TMCC AND WILL NOT BE OBLIGATIONS OF, OR DIRECTLY OR INDIRECTLY GUARANTEED BY, TMS, TMC OR ANY OF THEIR AFFILIATES.

GENERAL

    The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and Debt Securities may be issued thereunder from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time authorized by TMCC for each series. As of the date of this Prospectus, TMCC has authorized the issuance under the

Indenture of up to $12,600,000,000 aggregate principal amount of debt securities (the initial offering price of Debt Securities sold at a discount to face is used for purposes of this limitation and the face amount of Debt Securities sold at a premium to face is used for purposes of this limitation) of which approximately $7,568,605,000 aggregate principal amount have previously been issued.

    The Debt Securities will be unsecured general obligations of TMCC and will rank pari passu with all other unsecured and unsubordinated indebtedness of TMCC from time to time outstanding.

    The applicable Prospectus Supplement or Prospectus Supplements will describe the terms of the Offered Debt Securities, including: (i) the aggregate principal amount and denominations of such Debt Securities; (ii) the date on which such Debt Securities will mature; (iii) the date or dates on which the principal of such Debt Securities is payable, if other than on maturity, or the method of determination thereof; (iv) the rate or rates per annum (which may be fixed or variable), or the formula for determining such rate or rates, at which such Debt Securities will bear interest, if any; (v) the dates on which such interest, if any, will be payable; (vi) the Place of Payment or transfer with respect to such Debt Securities; (vii) the provisions for redemption or repayment of such Debt Securities, if any, including the redemption and/or repayment price or prices and any remarketing arrangements relating thereto; (viii) the sinking fund requirements or amortization provisions, if any, with respect to such Debt Securities; (ix) whether such Debt Securities are denominated or provide for payment in United States dollars or a foreign currency or units of two or more currencies; (x) the form (registered or bearer or both) in which such Debt Securities may be issued and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Debt Securities in either form; (xi) if TMCC will pay Additional Amounts in respect of Debt Securities held by a person who is not a U.S. person in respect of specified taxes, assessments or other governmental charges, under what circumstances TMCC will pay such Additional Amounts and whether TMCC has the option to redeem the affected Debt Securities rather than pay such Additional Amounts; (xii) whether such Debt Securities will be issued in whole or in part in the form of one or more global securities and, in such case, the Depositary for such global securities; (xiii) the title of such Debt Securities, the series of which such Debt Securities shall be a part and the Trustee with respect to such Debt Securities; and (xiv) any other terms of such Debt Securities. Reference is made to the Prospectus Supplement for the terms of the Debt Securities being offered thereby. The variable terms of the Debt Securities are subject to change from time to time, but no such change will affect any Debt Security already issued or as to which an offer to purchase has been accepted by TMCC.

    The provisions of the Indenture described above provide TMCC with the ability, in addition to the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, to "reopen" a previous issue or a series of Debt Securities and issue additional Debt Securities of such issue or series.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium and interest, if any, on Debt Securities will be made at the office of such Paying Agent or Paying Agents as TMCC may designate from time to time, except that at the option of TMCC payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Debt Securities will be made to the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest.

    Unless otherwise indicated in an applicable Prospectus Supplement, the Trustee with respect to the Debt Securities of the related series, acting through its Corporate Trust Office, will be designated as TMCC's sole Paying Agent for payments with respect to Debt Securities of such series. TMCC may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that TMCC will be required to maintain a Paying Agent in each Place of Payment for such series. All moneys paid by TMCC to a Paying Agent for the payment of principal of or premium or interest, if any, on any Debt Security which remain unclaimed at the end of one year after such principal, premium or interest shall have become due and payable will be repaid to TMCC, and the Holder of such Debt Security or any coupon will thereafter look only to TMCC for payment thereof.

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in whole or in part in global form. A Debt Security in global form will be deposited with, or on behalf of, a Depositary, which will be identified in an applicable Prospectus Supplement. A global Debt Security may be issued in either registered or bearer form and in either temporary or permanent form. A Debt Security in global form may not be transferred except as a whole by the Depositary for such Debt Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. If any Debt Securities of a series are issuable in global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global Debt Security may exchange such interests for definitive Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of, premium and interest, if any, on any such global Debt Security and the material terms of the depositary arrangement with respect to any such global Debt Security.

CERTAIN COVENANTS

    The Debt Securities will not be secured by mortgage, pledge or other lien. TMCC has covenanted in the Indenture not to pledge or otherwise subject to any lien any property or assets of TMCC unless the Debt Securities are secured by such pledge or lien equally and ratably with all other obligations secured thereby so long as such obligations shall be so secured; provided, however, that such covenant does not apply to liens securing obligations which do not in the aggregate at any one time outstanding exceed 5% of Consolidated Net Tangible Assets (as defined below) of TMCC and its consolidated subsidiaries and also does not apply to:

        (a) the pledge of any assets of TMCC to secure any financing by TMCC of the exporting of goods to or between, or the marketing thereof in, countries other than the United States in connection with which TMCC reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables for the purpose of securing banking accommodations or as the basis for the issuance of bankers' acceptances or in aid of other similar borrowing arrangements;

        (b) the pledge of receivables payable in currencies other than United States dollars to secure borrowings in countries other than the United States;

        (c) any deposit of assets of TMCC with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by TMCC from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against TMCC or in favor of any governmental bodies to secure progress, advance or other payments in the ordinary course of TMCC's business;

        (d) any lien or charge on any property of TMCC, tangible or intangible, real or personal, existing at the time of acquisition or construction of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase or construction price thereof or to secure any indebtedness incurred prior to, at the time of, or within one year after, the acquisition or completion of construction thereof for the purpose of financing all or any part of the purchase or construction price thereof;

        (e) any lien in favor of the United States of America or any state thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute;

        (f) any lien securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, obtaining of advances or credit or the securing of debt, if made and continuing in the ordinary course of business;

        (g) any lien to secure non-recourse obligations in connection with TMCC's engaging in leveraged or single-investor lease transactions; and

        (h) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in clauses (a) through (g) above, provided, however, that the amount of any and all obligations and indebtedness secured thereby will not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement, and that such extension, renewal or replacement will be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

    "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of TMCC and its consolidated subsidiaries, all as set forth on the most recent balance sheet of TMCC and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles as practiced in the United States.

SUCCESSOR CORPORATION

    The Indenture provides that TMCC may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, provided, that in any such case: (i) either TMCC shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States or any state thereof and shall expressly assume, by a supplemental indenture, executed and delivered to each Trustee, in form satisfactory to each Trustee, all of the obligations of TMCC under the Debt Securities and the Indenture; and (ii) TMCC or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such obligation. Subject to certain limitations in the Indenture, a Trustee may receive from TMCC an officer's certificate and an opinion of counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, complies with the provisions of the Indenture.

SUPPLEMENTAL INDENTURES

    Supplemental indentures may be entered into by TMCC and the appropriate Trustee with the consent of the Holders of 66 2/3% in principal amount of any series of outstanding Debt Securities, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of each such series affected by such modification or amendment, provided that no supplemental indenture may, among other things, reduce the principal amount of or interest on any Debt Securities, change the maturity date of the principal, the interest payment dates or other terms of payment or reduce the percentage in principal amount of outstanding Debt Securities of any series the consent of whose Holders is necessary to modify or alter the Indenture, without the consent of each Holder of Debt Securities affected thereby. Under certain circumstances, supplemental indentures may also be entered into without the consent of the Holders.

EVENTS OF DEFAULT

    The Indenture defines an Event of Default with respect to any series of Debt Securities as being any one of the following events and such other events as may be established for the Debt Securities of a particular series: (i) default in payment of principal on the Debt Securities of such series; (ii) default in payment of any interest on the Debt Securities of such series and continuance of such default for a period of 30 days; (iii) default in the deposit of any sinking fund payment with respect to Debt Securities of such series when and as due; (iv) default in the performance, or breach, of any other covenant or warranty of TMCC in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of a series of Debt Securities other than such series) continued for 60 days after appropriate notice; and (v) certain events of bankruptcy, insolvency or reorganization. No Event of Default with respect to a particular series of Debt Securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder. If an Event of Default occurs and is continuing, the appropriate Trustee or the Holders of at least 25% in aggregate principal amount of Debt Securities of each series affected thereby may declare the Debt Securities of such series to be due and payable. Any past default with respect to a particular series of Debt Securities may be waived by the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series, except in a case of failure to pay principal of, or premium, if any, or interest on such Debt Securities for which payment had not been subsequently made or a default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of such series. TMCC will be required to file with each Trustee annually an officer's certificate as to the absence of certain defaults. The appropriate Trustee may withhold notice to Holders of any series of Debt Securities of any default with respect to such series (except in payment of principal, premium, if any, or interest) if it in good faith determines that it is in the interest of such Holders to do so.

    Subject to the provisions of the Indenture relating to the duties of a Trustee in case an Event of Default shall occur and be continuing, a Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable indemnity or security against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to provisions in the Indenture for the indemnification of a Trustee and to certain other limitations, the Holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the appropriate Trustee, or exercising any trust or power conferred on such Trustee with respect to the Debt Securities of such series.

SATISFACTION AND DISCHARGE OF INDENTURE

    The Indenture will be discharged with respect to the Debt Securities of any series upon the satisfaction of certain conditions, including the payment in full of the principal of, and premium, if any, and interest on all of the Debt Securities of such series or the deposit with the appropriate Trustee of an amount in cash or United States government obligations sufficient for such payment or redemption, in accordance with the Indenture.

DEFEASANCE

    TMCC may terminate certain of its obligations under the Indenture with respect to the Debt Securities of any series, including its obligations to comply with the restrictive covenants set forth in the Indenture (see "Certain Covenants") with respect to the Debt Securities of such series, on the terms and subject to the conditions contained in the Indenture, by depositing in trust with the appropriate Trustee cash or United States government obligations sufficient to pay the principal of, and premium, if any, and interest on the Debt Securities of such series to their maturity in accordance with the terms of the Indenture and the Debt Securities of such series. In such event, the appropriate Trustee will receive an opinion of counsel stating that such deposit and termination will not have any federal income tax consequences to the Holders.

REGARDING THE TRUSTEES

    The Indenture contains certain limitations on the right of a Trustee, should it become a creditor of TMCC, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. A Trustee is permitted to engage in other transactions with TMCC; provided, however, that if a Trustee acquires any conflicting interest it must eliminate such conflict or resign.

    The Indenture provides that, in case an Event of Default has occurred and is continuing, a Trustee is required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs in the exercise of its powers.

GOVERNING LAW

    The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth TMCC's ratio of earnings to fixed charges for the periods shown.

                             NINE MONTHS ENDED
                                 JUNE 30,                            SEPTEMBER 30,
                            -------------------   ----------------------------------------------------
                              1998       1997       1997       1996       1995       1994       1993
                            --------   --------   --------   --------   --------   --------   --------
RATIO OF EARNINGS TO
 FIXED CHARGES(1)........      1.24       1.32       1.31       1.32       1.42       1.60       1.56

------------------------

(1) The ratio of earnings to fixed charges was computed by dividing (i) the sum of income before income taxes and fixed charges by (ii) fixed charges. Fixed charges consist primarily of interest expense net of the effect of noninterest-bearing advances. In March 1987, TMCC guaranteed payments of principal and interest on $58 million principal amounts of bonds issued in connection with the Kentucky manufacturing facility of an affiliate. As of June 30, 1998, TMCC has not incurred any fixed charges in connection with such guarantee and no amount is included in any ratio of earnings to fixed charges. Effective June 17, 1998, TMCC has guaranteed payments of principal and interest on $40 million principal amount of flexible rate demand solid waste disposal revenue bonds issued by Putnam County, West Virginia, maturing in June 2028, issued in connection with the West Virginia manufacturing facility subsidiary of Toyota Motor Manufacturing, U.S.A., Inc., an affiliate of TMCC.

                              PLAN OF DISTRIBUTION

    TMCC may sell the Debt Securities through underwriters or agents or directly to purchasers. A Prospectus Supplement will set forth the names of such underwriters or agents, if any.

    The Debt Securities may be sold to underwriters for their own account and may be resold to the public from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. A Prospectus Supplement will set forth any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

    The Debt Securities may be sold directly by TMCC, or through agents designated by TMCC from time to time. A Prospectus Supplement will set forth any commission payable by TMCC to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

    The net proceeds to TMCC from the sale of the Debt Securities will be the purchase price of the Debt Securities less any such discounts or commissions and the other attributable expenses of issuance and distribution.

    TMCC will agree to indemnify underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments underwriters or agents may be required to make in respect thereof.

                                 LEGAL MATTERS

    The validity of the Debt Securities offered hereby will be passed upon for TMCC by Alan Cohen, Esq., General Counsel of TMCC. Unless otherwise specified in an applicable Prospectus Supplement, O'Melveny & Myers LLP will act as counsel for the underwriters or agents, if any.

                                    EXPERTS

    The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of TMCC for the year ended September 30, 1997, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    With respect to the unaudited consolidated financial information of TMCC for the three-month periods ended December 31, 1997 and 1996, the three- and six-month periods ended March 31, 1998 and 1997, and the three- and nine-month periods ended June 30, 1998 and 1997, incorporated by reference in this Prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated February 12, 1998, May 7, 1998 and August 13, 1998, incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited consolidated financial information. PricewaterhouseCoopers LLP has not carried out any significant or additional audit tests beyond those which would have been necessary if their reports had not been incorporated by reference. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of section 11 of the Securities Act for their reports on the unaudited consolidated financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of sections 7 and 11 of the Securities Act.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TMCC OR THE AGENTS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF TMCC SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              -------------------

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
                           PROSPECTUS SUPPLEMENT

Risk Factors..........................................................   S-2
Description of Notes..................................................   S-3
United States Taxation................................................  S-19
Plan of Distribution..................................................  S-27

                                   PROSPECTUS

Available Information.................................................     2
Incorporation of Certain Documents By Reference.......................     2
Toyota Motor Credit Corporation.......................................     3
Use of Proceeds.......................................................     3
Description of Debt Securities........................................     3
Ratio of Earnings to Fixed Charges....................................     8
Plan of Distribution..................................................     9
Legal Matters.........................................................     9
Experts...............................................................     9

                                 $2,031,395,000

                                     [LOGO]

                                  TOYOTA MOTOR
                               CREDIT CORPORATION

                               MEDIUM-TERM NOTES

                                ----------------

                             PROSPECTUS SUPPLEMENT

                              -------------------

                              MERRILL LYNCH & CO.

                              GOLDMAN, SACHS & CO.

                                LEHMAN BROTHERS

                               J.P. MORGAN & CO.

                           MORGAN STANLEY DEAN WITTER

                              SALOMON SMITH BARNEY

                               SEPTEMBER 3, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    APPENDIX
              DESCRIPTION OF TOYOTA MOTOR CREDIT CORPORATION LOGO

    The words "Toyota Motor Credit Corporation" are set forth in red block capital letters and are surrounded by a red box. Next to the name of the corporation, inside the box, are the initials "TMCC" in red block capital letters surrounded by a red box.